As filed with the Securities and Exchange Commission on March 9, 1999

                                                    Registration No. 333-70279-1
================================================================================
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                           --------------------------

                                   AT&T CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          New York                                       13-4924710
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

  32 Avenue of the Americas
       New York, New York                                10013-2412
(Address of Principal Executive Offices)                 (Zip Code)


                 Tele-Communications, Inc. 1998 Incentive Plan Tele-Communications, Inc. 1996 Incentive Plan (Amended and Restated)
   Tele-Communications, Inc. 1995 Employee Stock Incentive Plan (Amended and
                                    Restated)
   Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and Restated)
     Tele-Communications, Inc. 1994 Nonemployee Director Stock Option Plan Tele-Communications International, Inc. 1996 Nonemployee Director Stock
                                  Option Plan
       Tele-Communications International, Inc. 1995 Stock Incentive Plan
                           (Full titles of the plans)
                              --------------------

                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                             BASKING RIDGE, NJ 07920
                     (Name and Address of Agent for Service)

                                 (908) 221-2000
          (Telephone number, including area code, of agent for service)
                              --------------------

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     Proposed           Proposed
Title of Each Class of Securities          Amount to be              Maximum             Maximum          Amount of
     to be Registered                      Registered(1)          Offering Price        Aggregate       Registration
                                                                     Per Share        Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,                              11,639,710 shares      N/A                 N/A               (2)
par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------

Class A Liberty Media Group                26,760,909 shares      N/A                 N/A               (2)
Common Stock, par value $1.00
per share
--------------------------------------------------------------------------------------------------------------------

Class B Liberty Media Group                 1,456,000 shares      N/A                 N/A               (2)
Common Stock, par value
$1.00 per share
====================================================================================================================

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans (the "Plans") listed above.
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of (a) the preliminary proxy materials on Schedule 14A of AT&T Corp. ("AT&T") on October 16, 1998 and (b) the Registration Statement on Form S-4 of AT&T (File No. 333-70279) on January 8, 1999 (the "S-4").

                            INTRODUCTORY STATEMENT

     AT&T hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 relating up to 11,639,710 shares of common stock, par value $1.00 per share, of AT&T ("AT&T Common Stock"); 26,760,909 shares of Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("New Liberty Media Group Class A Stock"); and 1,456,000 shares of Class B Liberty Media Group common stock, par value $1.00 per share, of AT&T ("New Liberty Media Group Class B Stock" and, together with the AT&T Common Stock and the New Liberty Media Group Class A Stock, the "AT&T Stock"), issuable by AT&T upon the exercise of options with respect to AT&T Stock under the Plans. All such shares of AT&T Stock were originally registered pursuant to the S-4.

     On March 9, 1999, Italy Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), was merged (the "Merger") with and into Tele-Communications, Inc. ("TCI") pursuant to the Agreement and Plan of Restructuring and Merger (the "Merger Agreement"), dated as of June 23, 1998, among AT&T, Merger Sub and TCI. Pursuant to the Merger Agreement, when the Merger was consummated (the "Effective Time"), among other things, each share of common stock of TCI issued and outstanding immediately prior to the Effective Time was converted into shares of AT&T Stock as follows:

     - each share of Series A TCI Group common stock, par value $1.00 per share, of TCI was exchanged for 0.7757 of a share of AT&T Common Stock;

     - each share of Series B TCI Group common stock, par value $1.00 per share, of TCI was exchanged for 0.8533 of a share of AT&T Common Stock;

     - each share of Series A Liberty Media Group common stock, par value $1.00 per share, of TCI was exchanged for one share of New Liberty Media Group Class A Stock;

     - each share of Series B Liberty Media Group common stock, par value $1.00 per share, of TCI was exchanged for one share of New Liberty Media Group Class B Stock;

     - each share of Series A TCI Ventures Group common stock, par value $1.00 per share, of TCI was exchanged for .52 of a share of New Liberty Media Group Class A Stock; and

     - each share of Series B TCI Ventures Group common stock, par value $1.00 per share, of TCI was exchanged for .52 of a share of New Liberty Media Group Class B Stock.

Pursuant to the Merger, the outstanding stock options granted under the Plans (the "Options") will no longer be exercisable for the applicable class of common stock of TCI but, instead, will be exercisable for the class of AT&T Stock for which such class of common stock of TCI was exchanged.

     The designation of this Post-Effective Amendment as Registration
No. 333-70279-1 denotes that this Post-Effective Amendment relates only to the up to 11,639,710 shares of AT&T Common Stock, 26,760,909 shares of New Liberty Media Group Class A Stock and 1,456,000 shares of New Liberty Media Group Class B Stock issuable upon exercise of the Options and that this is the first Post-Effective Amendment to the S-4.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by AT&T with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

     (a) AT&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) AT&T's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998 (as amended on January 8,
          1999); and

     (c) AT&T's Current Reports on Form 8-K dated January 8, 1998, March 2, 1998, June 23, 1998, October 16, 1998 (as amended by a Form 8-K/A filed on January 8, 1999), October 21, 1998, December 8, 1998, January 8, 1999, and January 25, 1999.

     All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        Previously filed.  (See Item 20 of the S-4).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Exhibit Index.

ITEM 9. UNDERTAKINGS.

        A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of March, 1999.

                                    AT&T CORP.


                                    By: /s/ Marilyn J. Wasser
                                        --------------------------------
                                        Name: Marilyn J. Wasser
                                        Title:Vice President - Law and
                                        Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

            SIGNATURE                               CAPACITY
            ---------                               --------
   PRINCIPAL EXECUTIVE OFFICER:
   ----------------------------

C. Michael Armstrong*                  Chairman and Chief Executive Officer

   PRINCIPAL FINANCIAL OFFICER:
   ----------------------------

Daniel E. Somers*                      Senior Executive Vice President
                                         and Chief Financial Officer
   PRINCIPAL ACCOUNTING OFFICER:
   -----------------------------

Nicholas S. Cyprus*                    Controller and Chief Accounting Officer

     DIRECTORS
     ---------

C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M. C. Fisher*
Donald V. Fites*
Ralph S. Larsen*
Donald F. McHenry*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*

 * By: /s/ Marilyn J. Wasser
       ---------------------
       Marilyn J. Wasser
       (Attorney-In-Fact)

 March 9, 1999

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         EXHIBIT DESCRIPTION

23.1          Consent of PricewaterhouseCoopers LLP.

24.1          Powers of Attorney (previously filed as Exhibit 24.01 to the
              S-4).